UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue Dallas, TX 75219
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On July 4, 2011, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an agreement and plan of merger (the “Citrus Merger Agreement”) with Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”). Pursuant to the Citrus Merger Agreement, and upon the consummation of ETE’s merger (the “ETE/SUG Merger”) with Southern Union Company (“SUG”) under the terms of that certain Amended and Restated Agreement and Plan of Merger dated July 4, 2011 (the “ETE/SUG Merger Agreement”), ETE will contribute to the Partnership an indirect 50% interest in Citrus Corp., an entity that owns 100% of the Florida Gas Transmission pipeline system (the “Citrus Dropdown”). The Citrus Dropdown will be effected through the merger of Citrus ETP Acquisition, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Partnership (“ETP Merger Sub”), with and into CrossCountry Energy, LLC, a Delaware limited liability company that indirectly owns a 50% interest in Citrus Corp. (“CrossCountry”). In exchange for the interest in Citrus Corp., ETE will receive approximately $1.9 billion, consisting of $1.881 billion in cash and $19.0 million of Partnership common units, with the value of such common units based on the volume-weighted average trading price for the ten consecutive trading days ending immediately prior to the date that is three trading days prior to the closing date of the Citrus Dropdown. ETE owns the Partnership’s general partner, all of the Partnership’s incentive distribution rights and approximately 50.2 million of the Partnership’s common units. In order to increase the expected accretion to be derived from the Citrus Dropdown, ETE has agreed to relinquish its rights to approximately $220 million of the incentive distributions from the Partnership that ETE would otherwise be entitled to receive over 16 consecutive quarters following the closing of the transaction.
     The Conflicts Committee (the “ETP Conflicts Committee”) of the Board of Directors (the “ETP Board”) of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of the Partnership’s general partner, consisting of three of the ETP Board’s independent directors, determined that the Citrus Dropdown is fair and reasonable to, and in the best interest of, the Partnership and the unaffiliated unitholders of the Partnership and approved the Citrus Dropdown. A special committee and a conflicts committee of the Board of Directors (the “ETE Board”) of LE GP, LLC, the general partner of ETE, recommended approval of the Citrus Dropdown to the ETE Board and the ETE Board approved the Citrus Dropdown.
     The Citrus Merger Agreement includes customary representations, warranties and covenants of the Partnership and ETE (including representations, warranties and covenants relating to CrossCountry and certain of its affiliates). Subject to certain exceptions, ETE has also agreed not to, among other things, amend, supplement, restate or otherwise modify the ETE/SUG Merger Agreement or agree to, grant or permit to exist any waiver of a condition, covenant or other provision in the ETE/SUG Merger Agreement if such waiver would be adverse to the Partnership’s interest in the Citrus Dropdown or would be reasonably likely to prevent or materially delay the consummation of the transactions contemplated by the Citrus Merger Agreement. Additionally, without the Partnership’s prior approval, ETE has agreed not to approve certain actions by CrossCountry and certain of its affiliates.
     Consummation of the Citrus Dropdown is subject to customary conditions, including, without limitation: (i) the consummation of the ETE/SUG Merger pursuant to the terms of the ETE/SUG Merger Agreement, (ii) the receipt by the Partnership of any necessary waivers or amendments to its credit agreement, (iii) the amendment of the Partnership’s partnership agreement to reflect the agreed upon relinquishment by ETE of incentive distributions from the Partnership discussed above, and (iv) the absence of any order, decree, injunction or law prohibiting or making the consummation of the transactions contemplated by the Citrus Merger Agreement illegal. The Citrus Merger Agreement contains certain termination rights for both ETE and the Partnership, including, among others, the right to terminate if the Citrus Dropdown is not completed by December 31, 2012 or if the ETE/SUG Merger Agreement is terminated.
     Pursuant to the Citrus Merger Agreement, ETE has granted the Partnership a right of first offer with respect to any disposition of Southern Union Gas Services, a subsidiary of SUG that owns and operates a natural gas gathering and processing system serving the Permian Basin in West Texas and New Mexico.
     A copy of the Citrus Merger Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Citrus Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Citrus Merger Agreement.

     The Citrus Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the Partnership, ETE, CrossCountry or any of its affiliates and should not be relied on by any other person or entity for any purposes. The Citrus Merger Agreement contains representations and warranties of the Partnership, ETE, CrossCountry and its affiliates made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Partnership and ETE and may be subject to important qualifications and limitations agreed to by the Partnership or ETE in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Citrus Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to unitholders or may have been used for purposes of allocating risk between the Partnership and ETE rather than establishing matters as fact.

Item 3.02	Unregistered Sale of Equity Securities.
     The information set forth under Item 1.01 above is incorporated herein by reference. The private placement of common units issued to ETE pursuant to the Citrus Merger Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as well as Regulation D thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In order to serve on the special committee of the ETE Board, on and effective as of June 30, 2011, each of Mr. Ray C. Davis, Mr. K. Rick Turner and Mr. David R. Albin resigned from the ETP Board. Messrs. Davis, Turner and Albin are not resigning because of a disagreement with ETP LLC, Energy Transfer Partners GP, L.P. or the Partnership on any matter relating to the Partnership’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibit
2.1	Agreement and Plan of Merger, dated as of July 4, 2011, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

Date: July 7, 2011	By:	/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
2.1	Agreement and Plan of Merger, dated as of July 4, 2011, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.